Exhibit 99.1

Sirona Dental Systems, Inc. Fiscal 2006 Fourth Quarter Earnings Release Scheduled for December 8th

Long Island City, New York – November 20, 2006 – Sirona (Nasdaq: SIRO), one of the leading global manufacturers of high-quality dental equipment and technologies, today announced that it will release its financial results for the fourth quarter and full year 2006 on Friday, December 8, 2006 before the market opens and hold its conference call later that morning, commencing at 9:00 a.m. EST.

What:	Sirona Dental Systems Fiscal Fourth Quarter and Full Year 2006 Conference Call

When:	Friday, December 8, 2006 - 9:00 a.m. EST

Webcast address:	www.sirona.com. A replay of the webcast will be available on this site for 30 days.

Dial-in numbers:	800 510 9691 (domestic), passcode # 44416537 or +1 617 614 3453 (international)

Contact:	John Sweeney, CFA
Sirona Dental Systems, Inc.
Director of Investor Relations
+1 718 482 2184
john.sweeney@sirona.com

An audio digital replay of the call will be available from December 8, 2006, at approximately 12:00 p.m. EST until 11:59 p.m. EST on January 7, 2007, by dialing 888 286 8010 (domestic) or + 1 617 801 6888 (international) and using confirmation code # 72941897. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as one of the world’s leading manufacturers of high quality dental equipment and technologies, Sirona (formerly Siemens Dental) has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. On June 20, 2006, Sirona completed its acquisition of Schick Technologies, an ISO 9001 certified company, which designs, develops, and manufactures innovative digital x-ray imaging systems for the dental markets, based on proprietary digital imaging technologies. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Sirona Dental Systems, Inc.

Director of Investor Relations

+1 718 482 2184

john.sweeney@sirona.com